AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1996
                                                    REGISTRATION NO. 33-55985
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------


                                   FORM S-3

                        POST-EFFECTIVE AMENDMENT NO. 1
            REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933


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

                                                                                   AGWAY
                        AGWAY INC.                                         FINANCIAL CORPORATION
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         DELAWARE                                                DELAWARE
                 (STATE OF INCORPORATION)                                (STATE OF INCORPORATION)
                        15-0277720                                              06-1174232
           (I.R.S. EMPLOYER IDENTIFICATION NO.)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   333 BUTTERNUT DRIVE,                                  1100 NORTH MARKET STREET,
                  DEWITT, NEW YORK 13214                                WILMINGTON, DELAWARE 19801
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                       315-449-6431                                            302-654-8371



                             DAVID M. HAYES, Esq.
                                  AGWAY INC.
                                   BOX 4933
                           Syracuse, New York 13221
                                 315-449-6431
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


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PAGE 1 OF 4.

                        POST-EFFECTIVE AMENDMENT NO. 1


The Registrants, Agway Inc. and Agway Financial Corporation, have filed this Post-Effective Amendment No. 1 to deregister the unsold portion of the following securities under this Registration Statement:

AGWAY INC.
Guarantee of the Debt Securities
Series HM Preferred Stock
Membership Common Stock

AGWAY FINANCIAL CORPORATION
Guaranteed, Subordinated Member and Subordinated Money Market Certificates Guaranteed, Subordinated Member and Subordinated Money Market Certificates
  under the Interest Reinvestment Option

On October 31, 1995, the Registrants terminated their offering of the aforementioned securities. Under this Registration Statement, the Companies have issued securities in the following amounts:


                        TITLE OF EACH CLASS OF SECURITY
                        -------------------------------

                                                                                                 PRINCIPAL AMOUNT OR
                                                                                                  NUMBER OF SHARES
                                                                                                  ----------------

AGWAY INC.
Guarantee of the Debt Securities                                                                          ---
Series HM Preferred Stock                                                                              175 shares
Membership Common Stock                                                                                356 shares


AGWAY FINANCIAL CORPORATION
Guaranteed, Subordinated Member and Subordinated Money Market Certificates                      $      41,238,700

Guaranteed, Subordinated Member and Subordinated Money Market Certificates
    under the Interest Reinvestment Option                                                      $      13,755,040

The following unsold portion of the securities registered are accordingly withdrawn from registration under this Post-Effective Amendment No. 1 and this Registration Statement will be terminated.




                        TITLE OF EACH CLASS OF SECURITY
                        -------------------------------

                                                                                                PRINCIPAL AMOUNT OR
                                                                                                  NUMBER OF SHARES
                                                                                                  ----------------

AGWAY INC.
Guarantee of the Debt Securities                                                                           ---
Series HM Preferred Stock                                                                            1,825 shares
Membership Common Stock                                                                              3,644 shares


AGWAY FINANCIAL CORPORATION
Guaranteed, Subordinated Member and Subordinated Money Market Certificates                        $    8,761,300

Guaranteed, Subordinated Member and Subordinated Money Market Certificates
    under the Interest Reinvestment Option                                                        $    4,644,960

The Registration Statement on Form S-3 filed September 26, 1995 and Form S-3 - Amendment No. 1 filed November 9, 1995, File No. 33-62927, covers a new offering of:

AGWAY INC.
Guarantee of the Debt Securities
Series HM Preferred Stock
Membership Common Stock


AGWAY FINANCIAL CORPORATION
Guaranteed, Subordinated Member and Subordinated Money Market Certificates Guaranteed, Subordinated Member and Subordinated Money Market Certificates
    under the Interest Reinvestment Option

The prospectus included in the November 9, 1995 Registration Statement and adjusted as allowed under Rule 424(b)(5) became effective on November 20, 1995 and does not relate to the securities being withdrawn from registration hereby.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants, Agway Inc. and Agway Financial Corporation, corporations duly organized and existing under the laws of Delaware, have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and the State of New York, 13214, on the 8th day of March 1996.

                                  AGWAY INC.


                                        By      /s/ DONALD P. CARDARELLI
                                              -------------------------------
                                                    DONALD P. CARDARELLI
                                                     PRESIDENT, CEO AND
                                                       GENERAL MANAGER
                                                (PRINCIPAL EXECUTIVE OFFICER)


                                  AGWAY FINANCIAL CORPORATION


                                        By       /s/ DONALD P. CARDARELLI
                                               ------------------------------
                                                     DONALD P. CARDARELLI
                                              CHAIRMAN OF THE BOARD, PRESIDENT,
                                                          AND DIRECTOR
                                                (PRINCIPAL EXECUTIVE OFFICER)



Pursuant to Rule 478 of the Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the Agent for Service named in this amendment to the Registration Statement.


              SIGNATURE                    TITLE                  DATE
              ---------                    -----                  ----



    /s/ DAVID M. HAYES                                        March 8, 1996
------------------------------
        David M. Hayes, Esq.          Agent for Service